Exhibit 24
AMERICAN ELECTRIC POWER COMPANY, INC.
POWER OF ATTORNEY

Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the Act covering the Registration of additional securities for the registration thereunder of up to $7,000,000,000 aggregate amount of its securities, does hereby appoint NICHOLAS K. AKINS, JULIA A. SLOAT, JULIE A. SHERWOOD and RENEE V. HAWKINS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have signed these presents this 20th day of July, 2021.

/s/ Nicholas K. Akins	/s/ Sandra Beach Lin
Nicholas K. Akins	Sandra Beach Lin

/s/ David J. Anderson	/s/ Margaret M. McCarthy
David J. Anderson	Margaret M. McCarthy

/s/ J. Barnie Beasley, Jr.	/s/ Stephen S. Rasmussen
J. Barnie Beasley, Jr.	Stephen S. Rasmussen

/s/ Art A. Garcia	/s/ Oliver G. Richard, III
Art A. Garcia	Oliver G. Richard, III

/s/ Linda A. Goodspeed	/s/ Daryl Roberts
Linda A. Goodspeed	Daryl Roberts

/s/ Thomas E. Hoaglin	/s/ Sara Martinez Tucker
Thomas E. Hoaglin	Sara Martinez Tucker

RESOLVED, that the preparation, execution, delivery and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 of the Company (this Registration Statement as it may hereafter be amended, together with all exhibits filed therewith, is herein called the "Registration Statement", and the prospectus forming a part thereof is herein called the "Prospectus") for the registration for public offering from time to time of securities of the Company (the "Securities"), as shall result in gross proceeds to the Company of $5 billion, is hereby authorized, ratified and approved, with such changes therein and amendments (including post-effective amendments) thereto as the Proper Officers (as defined below) of the Company, shall approve, such approval to be conclusively evidenced by such filing; and further

RESOLVED, that the Securities referred to in the preceding paragraph shall consist of:

(i) senior debt securities, (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), to be issued from time to time in one or more series (a) separately, or (b) as part of Stock Purchase Units (as defined below), in each case, under a new indenture, the Indenture dated as of May 1, 2001, by and between the Company and The Bank of New York Mellon Trust Company N. A., as trustee (the "Indenture Trustee"), or the Junior Subordinated Indenture dated as of March 1, 2008, by and between the Company and The Bank of New York Mellon Trust Company N. A., as trustee (together with the Indenture Trustee, the "Trustee"), each as to be amended or supplemented, if required, by one or more amendments or supplemental indentures, as the case may be, to be entered into by and between the Company and the Trustee (collectively, the "Indenture"); and that the Debt Securities may be convertible (as such, the "Convertible Debt Securities") into shares of Common Stock (as defined below);

(ii) shares of common stock, par value $6.50 per share, of the Company (the "Common Stock"), to be issued from time to time (a) separately, (b) upon the conversion of Debt Securities, (c) upon settlement of Stock Purchase Contracts (as defined below), or (d) upon settlement of Stock Purchase Units;

(iii) stock purchase contracts (the "Stock Purchase Contracts") under which the holder, upon settlement, will purchase shares of Common Stock, to be issued from time to time in one or more series (a) separately or (b) as part of a Stock Purchase Unit;

(iv) stock purchase units (the "Stock Purchase Units"), consisting of (a) a Stock Purchase Contract and (b) any of a Debt Security or a debt obligation of a third party, to be issued from time to time in one or more series; and further

RESOLVED, that the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, the Treasurer or Assistant Treasurer of the Company (each, a "Proper Officer") are each hereby authorized, in the name of and on behalf of the Company, to cause to be prepared, to execute or to cause any Proper Officer, to execute and, when executed, to cause to be filed with the SEC in such form as any Proper Officer or such other officer may deem necessary or desirable, any and all amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus, and any exhibits or other documents related thereto or required in connection therewith, as the Proper Officer executing the same shall approve, such approval to be conclusively evidenced by such execution and filing thereof; and that each such Proper Officer is hereby authorized to take any and all such further action in connection therewith as such officer may deem necessary or desirable in order that the Registration Statement may become and remain effective and in order that the Prospectus shall be kept current; and further

RESOLVED, that, if determined to be advisable at a later date, each Proper Officer be, and hereby is, authorized in the name of and on behalf of the Company, to cause to be prepared, to execute or to cause any Proper Officer, to execute and, when executed, to cause to be filed with the SEC, a registration statement on Form S-3 (including exhibits and other documents related thereto) pursuant to Rule 462(b) under the 1933 Act covering the registration of additional Securities, and such additional Securities shall constitute Securities for all purposes of these resolutions; and further

RESOLVED, that each of the Company's Chief Financial Officer and Chief Accounting Officer be, and hereby is, authorized and directed, in the name of and on behalf of the Company, to act as an attorney-in-fact for the Company, with full power to act and with full power of substitution and resubstitution, to sign the Registration Statement, any and all amendments (including post-effective amendments) and supplements to the Registration Statement or the 462(b) registration statement referred to in the preceding resolution, together with any exhibits or other documents related thereto or required in connection therewith, in the name of and on behalf of the Company, and to file the same or cause the same to be filed with the SEC, with full power and authority to do and perform every act which such attorney-in-fact may deem necessary or desirable in connection therewith; and further

RESOLVED, that any Proper Officer is hereby authorized to approve and effect the issuance and sale of one or more series of Debt Securities, other than Convertible Debt Securities, and, in connection therewith, to determine and approve any terms, conditions and other provisions of such Debt Securities, as such Proper Officer shall deem to be in the best interests of the Company, subject to the limitation that such terms, conditions and other provisions shall not be inconsistent with those contained in the Indenture; and further

RESOLVED, that, subject to the limitations stated in these resolutions, any Proper Officer be, and hereby is, authorized to approve the form of any company order or supplemental indenture relating to any series of Debt Securities, if such Proper Officer shall deem such company order or supplemental indenture to be required, with such changes therein as any Proper Officer may approve, such approval to be conclusively evidenced by execution and delivery of any such company order or supplemental indenture by such Proper Officer; that any Proper Officer is hereby authorized to execute and deliver, in the name of and on behalf of the Company, Debt Securities of each series in the amount thereof and with such terms as shall have been determined by the Proper Officer pursuant to these resolutions; that the signature of each of such officers may be done by facsimile or manually; that Debt Securities bearing the manual or facsimile signatures of individuals who were at any time a Proper Officer shall bind the Company, notwithstanding that such individuals or any of them may cease to hold such offices prior to the execution, authentication and delivery of such Debt Securities; that any Proper Officer hereby is authorized to deliver or cause to be delivered the Debt Securities of each issue for authentication and delivery in the principal amount thereof as shall have been determined by the Proper Officer and in accordance with the terms of the Indenture and the underwriting agreement relating to such securities; that, upon the authentication of the Debt Securities, such Trustee will be authorized to deliver such Debt Securities as instructed by any Proper Officer and that any Proper Officer is hereby authorized to take any and all actions necessary or desirable, in the name of and on behalf of the Company, to enable the Company to meet its obligations under the Indenture and the note or notes representing the Debt Securities which are issued.